SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): May 10, 2010

TRUE 2 BEAUTY INC.

 (Exact Name Of Registrant As Specified In Charter)

Nevada	333-148925	20-8628868
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

4695 MacArthur Court, Suite 1430
Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: 949-475-9086

(Issuer Telephone Number)

Burrow Mining, Inc.

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02.   Termination of a Material Definitive Agreement.

On May 18, 2010, the Exchange Agreement dated January 19, 2010 among True 2 Beauty Inc. (formerly, Burrow Mining, Inc.), a Nevada corporation, (the “Company”), Hair Tech International, Inc., a Georgia corporation (“Hairtech”), and Dreamcatchers International, Inc., a Georgia corporation (“Dreamcatchers”) was terminated.  The transaction was terminated at the request of Hairtech and Dreamcatchers.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 10, 2010, the Company changed its name to True 2 Beauty Inc.  The name change became effective for trading purposes on May 21, 2010.

Item 8.01.   Other Events

The Company implemented a 10:1 forward stock split by way of a dividend of 9 shares for every 1 share owned on the record date of May 6, 2010.  The stock traded ex dividend on May 17, 2010.  The dividend shares were mailed directly to shareholders without any further action on their part.  The name change from Burrow Mining, Inc. to True 2 Beauty Inc. became effective for trading purposes on May 21, 2010.  The Company’s common stock trades under the symbol TRTB.

The Company’s transfer agent is Island Stock Transfer

Island Stock Transfer
100 Second Avenue South, Suite 705S
St. Petersburg, FL 33701

Telephone: 727-289-0010
Fax: 727-289-0069

Section 9.   Financial Statement and Exhibits

Item 9.01   Financial Statement and Exhibits.

Exhibit 3.1  Certificate of Amendment to Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

True 2 Beauty Inc.

Dated: May 25, 2010	By:	/s/ Richard O. Weed
Richard O. Weed
President

EXHIBIT LIST

Exhibit 3.1  Certificate of Amendment to Articles of Incorporation.